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                                                                EXHIBIT 99.B2




                                     BYLAWS
                                       OF
                        WILLIAM BLAIR MUTUAL FUNDS, INC.
                                    formerly
                       WILLIAM BLAIR READY RESERVES, INC.
                       (Restated as of February 5, 1991)

                                   ARTICLE I

Shareholder Meetings

         1. Place of Meetings. All meetings of the shareholders of the William Blair Ready Reserves, Inc. (the "Corporation") shall be held at such place, within or without the State of Maryland, as may be determined by the Board of Directors and as shall be stated in the notice of said meeting.

         2. Holding of Meeting. No meeting of the shareholders of this Corporation shall be held unless required by applicable law or otherwise determined by the Board of Directors.

         3. Call of Meetings. Meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the Board of Directors or the President at any time, and shall be called by the Board of Directors or the Secretary of the Corporation upon written application by one or more shareholders holding at least ten percent (10%) of the common stock of the Corporation, then issued and outstanding, and entitled to vote, requesting that a meeting be called for a purpose requiring action by the shareholders as provided herein or in the Articles of Incorporation, which purpose shall be specified in any such written application. Business transacted at such meetings shall be confined to the objects stated in the notice thereof.
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         4.      Notice.  Written notice of every meeting of the shareholders, stating the time, place and purpose or purposes for which the meeting is called, shall be given by the Secretary to each shareholder entitled to vote thereat and to any shareholder entitled by law to such notice. Such notice shall be given to each shareholder by mailing the same, postage prepaid, to the address of the shareholder as it appears on the books of the Corporation not less than ten (10) days nor more than ninety (90) days before the time fixed for such meeting.

         5. Quorum. The holders of a majority of the shares of common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by applicable law. If such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date for the meeting, without further notice other than announcement at the meeting. At such adjourned meeting, if a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         6. Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having the right to vote thereat, present in person or represented by proxy, shall determine any matter brought before such meeting, unless the matter is one for which a different vote is required under applicable law, the Article of Incorporation or these Bylaws. Each shareholder shall be entitled to one vote or fraction of a vote for each share or fraction thereof held by the shareholder on the record date determined for such meeting.



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         7.      Proxies.  At any meeting of the shareholders, every
shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, which instrument shall be filed with the Secretary of the meeting before being voted.

         8. Record Date. The Board of Directors may fix a record date not more than ninety (90) nor less than ten (10) days prior to the date for which a meeting is called, as of which the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be determined, notwithstanding any transfer or the issue of any share occurring after such record date.

         9. Communications of Shareholders. Whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate shares either having a net asset value- of at least $25,000 or constituting at least one percent of the outstanding shares of the Corporation, shall apply to the Board of Directors in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting to consider removal of a Director and accompanied by a form of communication and request that they wish to transmit, the Board of Directors shall within five business days after receipt of such application either (a) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Corporation, or (b) inform such applicants as to the number of shareholders of record and the approximate cost of mailing to the shareholders of record the proposed communication and form of request. If the Board of Directors elects to follow the course specified in subparagraph 9(b) above, the Board of Directors, upon the written request of such





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applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books of the Corporation. Notwithstanding the foregoing, the Board of Directors may refuse to mail such material on the basis and in accordance with the procedures set forth in the last two paragraphs of Section 16(c) of the Investment Company Act of 1940.

                                   ARTICLE II

Directors

         1. Number. The number of Directors which shall constitute the whole Board shall not be less than three (3) nor more than fifteen (15). The number of Directors may be increased or decreased by the Board of Directors prior to each meeting of shareholders for the election of Directors and shall be as stated in the notice of such meeting, but the tenure of office of any Director shall not be affected by any decrease in the number of Directors then in office.

         2. Term; Retirement. Subject to death, resignation, removal or retirement, each Director shall hold office, during the lifetime of the Corporation, until the next meeting of shareholders brought for the purpose of electing Directors, and until his successor is elected and qualified. No Director will stand for reelection as Director at any election held after such Director shall have reached 70 years of age, and, after his successor shall have been elected and qualify, such Director shall retire. Directors need not be shareholders of the Corporation or residents of the State of Maryland.





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         3.      Vacancies.  Except as provided below: (a) if the number of
Directors is increased by the Board of Directors, then the resulting vacancies may be filled by a majority of the entire Board of Directors, and (b) if the office of any Director or Directors becomes vacant for any other reason, then a majority of the remaining Directors, though less than a quorum, may choose a successor or successors. Vacancies may not be so filled by the Board of Directors unless, if immediately after filling any such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the shareholders of the Corporation; otherwise such vacancy shall be filled, if at all, by vote of the shareholders at a meeting called for such purpose. A Director 80 elected by the Board shall hold office until the next election of Directors and until his successor is elected and qualified.
In the event that at any time less than a majority of the Directors were elected by the shareholders, a special meeting of the shareholders shall be held as promptly as possible, and in any event within sixty days, for the purpose of electing the necessary new members, unless the Securities and Exchange Commission extends that period.

         4. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are consistent with the Articles of Incorporation, these Bylaws and applicable law, except those conferred upon or reserved to the shareholders under the Articles of Incorporation, these Bylaws or applicable law.

         5. Removals. The shareholders, at any meeting called for such purpose, by vote of the holders of a majority of the outstanding shares entitled to vote, may remove from office any





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Director and, unless the number of Directors constituting the whole Board is simultaneously reduced by the Board, elect a successor.

         6. Meetings. Regular meetings of the Board of Directors shall be held at such time and place, either within or without the State of Maryland as shall from time to time be determined by the Board of Directors, and, if so determined, notices thereof need not be given. Special meetings of the Board of Directors may be held at any time when called by the Chairman of the Board, the President or two (2) or more Directors. Not less than twenty-four (24) hours' notice of any special meeting shall be given by the Secretary or other officer calling such meeting to each Director either in person or by telephone, mail or telegram. Such special meetings shall be held at such time and place, within or without the State of Maryland, as the notice thereof or waiver shall specify. Unless otherwise specified in the notice thereof, any and all business may be transacted at any meeting of the Board of Directors.

         Any member of the Board of Directors, or of any committee organized by the Board pursuant to Article III, may participate in any meeting of the Board or committee of the Board of Directors, by means of a telephone conference or similar communications equipment, provided that all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting. This paragraph shall not be applicable to settings held for the purpose of approving contracts or agreements with persons undertaking to serve as an investment adviser or principal underwriter to the Fund, or for the purpose of conducting any other business with respect to which the members of the Board are required, under applicable law, to attend the meeting in person in order to transact such business.





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         7.      Quorum.  At all settings of the Board of Directors, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         8. Informal Action. Except as otherwise required by applicable law, any action to be taken by the Board of Directors may be taken without a meeting, if written consent to such action is signed by all members of the Board and filed with the minutes of the Board's proceedings.

         9. Compensation. Directors may receive compensation for services to the Corporation in their capacities as Directors, as determined by the Board.

                                  ARTICLE III

Committees

         The Board of Directors may elect from their own number, by resolution or resolutions passed by a majority of the whole Board, an executive committee to consist of two (2) or more Directors, which shall have the power to conduct the current and ordinary business of the Corporation while the Board of Directors is not in session. The Board of Directors may also, in the same manner, appoint from their own number from time to time other committees, the





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number composing any such committee and the powers conferred thereon to be determined from the resolution creating the same.

                                   ARTICLE IV

Notices

         1. Manner of Giving. Whenever, under the provisions of the Articles of Incorporation, these Bylaws or applicable law, notice is required to be given to any shareholder or Director, such requirement shall not be construed to mean personal notice unless the context otherwise provide. Such notice may be given, in the case of shareholders, in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to such shareholder at such address as appears on the books of the Corporation; and, in the case of Directors, committees of Directors and advisory board members, by telephone, mail or telegram to the last business address known to the Secretary of the Corporation. Such notice shall be deemed to be given at the time when it is mailed, telephoned or telegraphed.

         2. Waiver. Whenever any notice is required to be given under applicable law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, and, if given with respect to a meeting of the Board of Directors or a committee thereof, filed with the records of the meeting, shall be equivalent thereto. Attendance at any meeting where notice is required shall be deemed a waiver of the requirement for such notice.





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                                   ARTICLE V

Officers

         1. Selection. The Officers of the Corporation shall be a President, one or more Chief Operating Officers, a Secretary and a Treasurer, shall be elected by the Board of Directors and shall serve at the pleasure of the Board. The Board of Directors may elect one of its own members as Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other Officers as it may deem advisable, and may prescribe their respective duties. Two or more offices may be held by the same person, except that any person holding the office of President shall not hold the office of Vice President. Officers may be, but need not be, Directors.

         2. Chairman of the Board. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders and Board of Directors and shall perform such other duties as the Board of Directors may from time to time prescribe.

         3. President. The President shall be the Chief Executive Officer of the Corporation and shall, in the absence of the Chairman, preside at all meetings of the shareholders and Board of Directors. The President shall have power to sign all certificates for shares of stock. The President shall perform such other duties as the Board of Directors shall from time to time prescribe.

         4. Chief Operating Officers. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Fund or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws or where otherwise required by law, the Chief Operating Officer of a portfolio may execute for that portfolio any





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documents or instruments which the Board has authorized to be executed or the execution of which is in the ordinary course of the Corporation's business. In general, he shall also perform such other duties as from time to time may be prescribed by the Chairman of the Board of Directors.

         5. Vice Presidents. The Vice Presidents, in the order of their seniority or as designated by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may from time to time prescribe.

         6. Secretary. The Secretary shall record all votes and proceedings of meetings of the shareholders and of the Board of Directors in the corporate records. He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors when notice thereof is required. The Secretary shall have custody of the corporate seal of the Corporation and may affix the same to any instrument requiring the corporate seal and attest to the same with his signature. He shall have power to sign all certificates for shares of stock and shall perform such other duties as the Board of Directors may from time to time prescribe.

         7.      Assistant Secretaries.   The Assistant Secretaries, in order
of their seniority or as directed by the Board of Directors, shall in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors may prescribe.

         8. Treasurer. The Treasurer shall deliver all funds and securities of the Corporation which may come into his hands to such bank or trust company as the Board of Directors may designate as custodian. He shall keep such records of the financial transactions of the





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Corporation as the Board of Directors shall prescribe.  The Treasurer shall have power to sign all certificates for shares of stock and shall perform such other duties as the Board of Directors may from time to time prescribe.

         9. Assistant Treasurers. The Assistant Treasurers, in order of their seniority or as directed by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may prescribe.

         10. Term of Office: Removal: Vacancies. The Officers of the Corporation shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any Officer shall become vacant for any reason, the vacancy shall (or, in the case of a Chairman of the Board, a Chief Operating Officer, a Vice President, an Assistant Secretary or an Assistant Treasurer, may) be filled by the Board of Directors.

                                   ARTICLE VI

Shares and Stock Certificate

         1. Issuance of Stock Certificates. The Board of Directors may authorize the issue of some or all of the shares of any or all its series without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

         2. Form of Certificates; Replacement. If the Board of Directors shall not have adopted a resolution providing that the Corporation shall issue all shares of all classes without





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certificates, each holder of shares of a class for which certificates may be issued shall be entitled to a certificate or certificates representing shares of such class owned by such shareholder, in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any or all of the signatures or the seal on such certificates say be a facsimile. In the case of any Officer who has signed or whose facsimile signature has been used on any such certificate shall cease to be such Officer, such certificate may be issued and delivered as though the person whose signature appears on the certificate had not ceased to be such Officer. All certificates for shares of a class shall be consecutively numbered or otherwise identified. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors may, as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or its legal representative, to either advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         3. Shareholder Open Accounts. The Corporation may (or, if the Board of Directors shall have authorized the issue of all shares without certificate pursuant to paragraph 1 of this Article VI, shall) maintain for each shareholder a shareholder open account in which shall be recorded such shareholder's ownership of shares and all changes therein. Even if the Board shall not have 80 authorized the issue of all shares without certificates, certificates need not be





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issued for shares 80 recorded in a shareholder open account unless requested by such shareholder.

         4. Transfers. Transfers of shares for which certificates have been issued will be made only upon surrender to the Corporation or its transfer agent of a certificate for shares of the same class duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Transfers of stock evidenced by open account authorized by Article VI, paragraph 3 will be made upon delivery to the Corporation or its transfer agent of instructions for transfer or evidence of assignment or succession of the shares of a particular class, in each case executed in such manner and with such supporting evidence as the Corporation or transfer agent may reasonably require.

         5. Record Dates. The Board of Directors may fix in advance a date not exceeding ninety days preceding the date fixed for the payment of any dividend or the allotment of rights as a record date for the determination of the shareholders to receive any such dividend or allotment.

         6. Registered Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, except as otherwise provided by the laws of Maryland ("Maryland Law").





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                                  ARTICLE VII

General Provisions

         1. Disbursement of Funds. All checks, drafts, orders or instructions for the payment of money and all notes of the Corporation shall be signed as the Board of Directors may designate.

         2. Voting Shares of Other Corporations. Unless otherwise ordered by the Board of Directors, the President or any Officer designated by the President shall have full power and authority to execute proxies to vote shares at, or attend, act and vote at, any meeting of shareholders of any other corporation in which this Corporation may own shares.

         3. Execution of Instruments. All deeds, mortgages, bonds, contracts, stock powers, reports and other instruments may be executed on behalf of the Corporation by the Chairman of the Board, the President, any Vice President, or other Officer or agent authorized by the Board of Directors to act with respect to such matters. Such authorization may be general or specific.

         4. Seal. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. The seal may be affixed or reproduced or otherwise. In the event it is deemed inconvenient to use such seal at any time, the signature of the Corporation following the word "Seals shall be deemed the seal of the Corporation.

         5. Fiscal Year. Except as otherwise from time to time provided by the Board of Directors, the fiscal year of the Corporation shall begin January 1 and end December 31.

         6. Custodian. All funds, securities and other investments of the Corporation shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of





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the Corporation may from time to time determine.  Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act and the general rules and regulations thereunder.

         7. Auditor. An auditor shall be selected annually in accordance with the 1940 Act or any successor statute.

                                  ARTICLE VIII

Indemnification

         1. Indemnification of Directors and Officers. Except as provided in paragraph 2 herein, every person who is, or has been, a Director or Officer of the Corporation (including any person who, while a Director of the Corporation, has served at the request of the Corporation as a director, officer or trustee of another organization in which the Corporation has an interest as a shareholder, creditor or otherwise), hereinafter referred to as a "Covered Person, shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of such directorship, officership, trusteeship or employment, and against amounts paid or incurred by him in the settlement thereof. The words claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceeding" (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without





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limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         2. Limitation of Indemnification. No indemnification shall be provided hereunder to any Covered Person:

                 (a) who shall have been finally adjudicated by a court or body before which the proceeding was brought:

                          (i) to be liable to the Corporation or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

                          (ii) not to have acted in good faith (A) in the case of a director acting in his or her official capacity with the Corporation, in the reasonable belief that his or her conduct was in the best interests of the Corporation, or 18 (B) in all other cases, in the reasonable belief that his or her conduct was at best not opposed to the best interests of the Corporation; or

                 (b) in the event of a settlement, unless there has been a determination that such Director or Officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

                          (i) by the court or other body approving the settlement;

                          (ii) by at least a majority of those Directors who are neither interested persons of the Corporation nor are parties to the matter based upon





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                                  a review of readily available facts (as
                                  opposed to a full trial-type inquiry); or

                          (iii) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial type inquiry); provided, however, that any shareholder may, by appropriate legal proceedings, challenge any such determination by the Directors, or by independent counsel.

         3. Insurance. The rights of indemnification provided to Covered Persons herein may be insured against by policies maintained by the Corporation, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such director, trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained herein shall affect any rights to indemnification to which Corporation personnel and other persons, other than Covered Persons, may be entitled by contract or otherwise under applicable law.

         4. Expenses. Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph 1 of this Article VIII may be paid by the Corporation from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Corporation if it is ultimately determined that he is not entitled to indemnification under this Article VIII; provided, however, that either:





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                 (a)      such Covered Person shall have provided appropriate
                          security for such undertaking;

                 (b) the Corporation is insured against losses arising out of any such advance payments; or

                 (c) either a majority of the Directors who are neither interested persons of the Corporation nor are parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article VIII.

         5. Indemnification of Other Persons. Subject to the provisions of this Article VIII, the Corporation may indemnify, in the discretion of the Board of Directors, any person who is or has been an employee or agent of the Corporation or who has served at the request of the Corporation as an employee or agent of another organization in which the Corporation has an interest as a shareholder, creditor or otherwise, who is not a Covered Person, against any liability and all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of such employment or agency and against amounts paid or incurred by him in the settlement thereof.





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                                   ARTICLE IX

Amendments

         Either the Board of Directors or the shareholders may make, amend, alter or repeal the Bylaws at any meeting duly held.





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